    As filed with the Securities and Exchange Commission on December 6, 2000

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

              Cambridge Technology Partners (Massachusetts), Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 06-1320610
   (State or Other Jurisdiction of                    (IRS Employer
    Incorporation or Organization)                 Identification No.)

             8 Cambridge Center, Cambridge, MA 02142 (617) 374-9800
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               John J. Gavin, Jr.
                            Chief Financial Officer
              Cambridge Technology Partners (Massachusetts), Inc.
                               8 Cambridge Center
                              Cambridge, MA 02142
                                 (617) 374-9800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                ----------------

                                    Copy to:
                             Steven C. Browne, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                         Proposed
                                            Proposed      Maximum
                                            Maximum      Aggregate   Amount of
 Title of Shares to be     Amount to be  Offering Price  Offering   Registration
       Registered           Registered    Per Share(1)   Price(1)      Fee(2)
--------------------------------------------------------------------------------
Common Stock, $.01 par
 value.................   277,527 shares     $2.50      $693,817.50   $183.17
--------------------------------------------------------------------------------
Preferred Stock Purchase
 Rights(3).............        --             --            --          --
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of Cambridge Technology Partners (Massachusetts), Inc. on the Nasdaq National Market on November 30, 2000.
(3) Pursuant to the Registrant's Rights Agreement, as amended, one right to purchase a unit of preferred stock of the Registrant (each a "Preferred Stock Purchase Right" or "Right") is deemed delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION DATED DECEMBER  , 2000

PROSPECTUS

                                 277,527 Shares

                         Cambridge Technology Partners
                             (Massachusetts), Inc.

                                  Common Stock

                                 -------------

  This prospectus is part of a registration statement that covers 277,527 shares of our common stock. The shares may be offered and sold from time to time by a selling stockholder of Cambridge Technology Partners (Massachusetts), Inc. We will receive no proceeds from the sale of the shares.

  Our shares are traded on the Nasdaq National Market under the symbol "CATP." On November 30, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $2.34 per share.

                                 -------------

  Investing in the common stock involves risks. See "Risk Factors" beginning on page 5.

                                 -------------

  The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 -------------

                The date of this Prospectus is December  , 2000.

                             AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by Cambridge Technology Partners (Massachusetts), Inc. ("Cambridge") may be inspected and copied at prescribed rates at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our common stock is traded on the Nasdaq National Market.

   We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the shares of our common stock offered, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are necessarily summaries of those documents, and in each instance we refer you to the copy of that document filed as an exhibit to the registration statement for a more complete description of the matters involved. The registration statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon payment of the prescribed fees. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

   We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Patrick Mooney, Vice President, Investor Relations, Cambridge Technology Partners (Massachusetts), Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Telephone: (617) 374-9800.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this prospectus by reference (File No. 000-21040):

     1. Cambridge's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. Cambridge's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000.

     3. The description of Cambridge's Common Stock, $.01 par value per share, contained in Cambridge's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 24, 1992 (File No. 0-21040), including any amendment or report filed for the purpose of updating such description.

     4. The description of the preferred stock purchase rights which accompany each share of Cambridge's Common Stock contained in Cambridge's Registration Statement on Form 8-A/A (Amendment No. 1) filed under the Exchange Act on September 30, 1998 (File No. 0-21040), including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                   CAMBRIDGE

   Cambridge performs technology and consulting services to help its clients develop and accelerate their transition to Internet-based e-business solutions and processes--the information technology that defines the "New Economy." Founded in 1991, Cambridge combines electronic business and digital (Internet) strategy consulting and cross-enterprise, software integration services to "Global 1000" organizations worldwide, delivering rapid end-to-end business solutions.

   Electronic commerce business solutions delivered to clients have become and will likely continue to become more integrated with clients' value chains and legacy systems. Starting in 2000, we group our services into three lines of business, "e- Solutions," "Traditional" and "Change Management Consulting."

   Our e-Solutions service offering is comprised of e-Business and e-Integration, and generally includes digital business strategies, e-commerce technical solutions consulting, Internet user experience design and advanced software application integration.

   Our Traditional services generally include custom client/server application solutions and implementations of software such as call centers and enterprise resource planning (ERP) applications.

   Our Change Management Consulting practice includes integrated management consulting across various industrial sectors and the entire scope of the value chain of our clients.

   We provide the majority of our services on a fixed-time, fixed-price model, with client involvement at all stages of the process. For software development services, we and our clients generally agree on a contractually fixed price for each phase of a project. In performing our services, we bring together key client users, executives, and IT professionals in interactive sessions to achieve consensus on the business case, strategic objectives, and functionality of a business solution. In many cases, we employ a rapid deployment methodology that features an iterative approach. We believe that these techniques permit the delivery of results in rapid time frames--typically within three to twelve months.

   Our principal offices are located at 8 Cambridge Center, Cambridge, Massachusetts 02142, and the our telephone number is (617) 374-9800.

                              RECENT DEVELOPMENTS

   On November 3, 2000, Cambridge acquired the assets of OSIX Pty Ltd, an Australian corporation ("OSIX"), pursuant to an Agreement for the Purchase of the Business and Assets of OSIX Pty Ltd (the "Acquisition Agreement") by and among Cambridge, Cambridge Technology Partners Pty Ltd, OSIX and the Warrantors listed on Schedule I thereto (the "Acquisition"). In connection with the Acquisition, Cambridge issued 277,527 shares of its common stock to OSIX. The Acquisition will be accounted for under the purchase method.

   OSIX, which has offices in Sydney and Melbourne, provides project management and information technology infrastructure consulting services to clients in the telecommunications, banking and utilities sectors. The Acquisition will strengthen Cambridge's position in the Australian marketplace and provides Cambridge with a more comprehensive suite of information technology/Internet professional services to offer to clients. As a result of the Acquisition, Cambridge will add approximately 40 employees in Australia.

                                  RISK FACTORS

   You should carefully consider the following risks before investing in our common stock. These are not the only risks that we face. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus, including our financial statements and the accompanying notes.

   This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements are not guarantees and involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, as more fully described in this section and elsewhere in the prospectus.

Our business will be negatively affected if we do not keep up with the Internet's rapid technological change, evolving business practices and changing client requirements.

   We are in the process of transitioning our primary focus from the provision of Traditional services to the provision of e-Services solutions. The Internet professional services market is characterized by rapidly changing technology, evolving business practices and changing client needs. Accordingly, our future success will depend, in part, on our ability to adapt and meet these challenges. Among the most important challenges facing us are the need to:

  . effectively use leading technologies;

  . continue to develop our strategic and technical expertise;

  . influence and respond to emerging industry standards and other technological changes;

  . orient management teams to capitalize on these changes;

  . recruit and retain qualified project personnel;

  . enhance our current services;

  . develop new services that meet changing customer needs; and

  . advertise and market our services.

We have a recent history of operating losses and may not be able to reverse this trend in the near future.

   Primarily as a result of the decline in revenues from our Traditional services, a slowdown in growth in demand for the e-Solutions business, increased cost of recruiting and retaining project personnel, and our incurring costs of implementing restructuring and repositioning initiatives, we have recently incurred losses. As a result, we will need to generate additional revenues to achieve profitability. Our ability to achieve profitability will also depend upon our success at transitioning to an e-Business company, as well as the strength of our industry. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.

Our business may suffer if growth in the use of the Internet declines.

   Our business is dependent upon continued growth in the use of the Internet by our clients, prospective clients and their customers and suppliers. If the number of users on the Internet does not increase and commerce over the Internet does not become more accepted and widespread, demand for our services may decrease and, as a result, our revenues would decline. Factors that may affect Internet usage or electronic commerce adoption include:

  . actual or perceived lack of security of information;

  . lack of access and ease of use;

  . inconsistent quality of service;

  . increases in access costs to the Internet;

  . actual or threatened computer "viruses" or other malicious code;

  . excessive governmental regulation or the imposition of taxation on Internet transactions;

  . uncertainty regarding intellectual property ownership;

  . reluctance to adopt new business methods; and

  . costs associated with the obsolescence of existing infrastructure.

To succeed in our labor intensive business, we must recruit and retain qualified professionals, who are currently in high demand.

   We believe that our success depends in part on our ability to attract and retain highly skilled technical, consulting, managerial, sales and marketing personnel. The labor-intensive Internet professional services industry currently faces a shortage of qualified personnel, which is expected to continue. Not only do we compete with other companies to recruit and hire from this limited pool, our industry has traditionally experienced high turnover rates. If we cannot hire and retain qualified personnel or if a significant number of our current employees leave, we may be unable to complete or retain existing projects or bid for new projects of similar scope and revenue. The inability to hire and retain qualified employees could cause our business results to suffer.

We depend on a number of key personnel who have recently joined us and whom we may not be able to retain.

   Most members of our senior management joined us in 1999 and 2000. Many of these individuals have not previously worked with one another, and it will take time for the management team to become integrated and work effectively together. It may also take time for these individuals to effect change within the organizations that lie within their respective areas of responsibility. Due to the competitive nature of our industry, we may not be able to retain all of our senior managers.

Our quarterly revenues and operating results could fluctuate, which may cause the market price of our common stock to decline.

   Our quarterly revenues and operating results are volatile and difficult to predict. Our quarterly operating results have varied in the past and could vary significantly from quarter to quarter in the future. Additionally, if our operating results in some future period are below the expectations of public market analysts or investors, the market price of our common stock may decline significantly. Factors that may cause our results and stock price to fluctuate include:

  . the number and significance of client engagements commenced and completed during a period;

  . changes in demand for our consulting and implementation services and third party products or solutions for which we perform integration services;

  . our ability to obtain new and follow-on client engagements;

  . the number of working days in a period;

  . our ability to collect accounts receivable from some of our clients who may not pay us, may pay us only a portion of what we are owed, or may delay paying us for an extended period;

  . the introduction of new services or business models by us or our competitors;

  . changes in market conditions that could impact the value of securities owned by us or the value of our investment in Cambridge Technology Capital Fund I;

  . unanticipated negative outcomes of litigation involving us;

  . our ability to attract, train and retain skilled personnel in all areas of our business; and

  . our ability in a consistent and accurate manner to manage costs, including personnel costs and support services costs.

   Also, the timing of revenues is difficult to forecast because our sales cycle is relatively long in the case of new clients and may depend on factors such as the size and scope of client assignments and general economic conditions. We generally recognize revenues as we provide services.

An inability to maintain a high level of utilization of our billable consultants may adversely affect our operating results.

   Our clients can cancel or reduce the scope of their engagements with us on short notice. If they do so, we may be unable to reassign our professionals to new engagements without delay. Personnel and related costs constitute a substantial portion of our operating expenses. Because these expenses are relatively fixed, and because we establish the levels of these expenses well in advance of any particular quarter, underutilization of our professional services employees could occur, causing significant reductions in our operating results for a particular quarter.

A portion of our revenues is derived from dot-com companies, many of which have limited operating histories and significant net losses.

   We derive a portion of our revenues from services performed for dot-com companies. Many dot-com companies are recently organized, have limited operating histories, have significant net losses and have limited corporate sponsorship or financial resources. The volatility of the stock market in recent months has made it difficult for many dot-com companies to raise funds, and a number of companies have gone bankrupt. As a result, we may experience greater than expected customer loss or an inability to collect fees from our customers in a timely manner if at all. Our ability to achieve revenue and earnings targets or maintain an adequate cash position could be adversely affected.

Our business may be negatively impacted if we fail to accurately estimate the time and resources necessary for the performance of our services.

   We derive a significant portion of our revenues from fixed-price, fixed-time contracts, rather than contracts in which the client pays us on a time and materials basis. Because of the complex nature of the services we provide, it is sometimes difficult to accurately estimate the cost, scope and duration of particular client engagements. If we fail to accurately estimate the resources required for a project or fail to satisfy our contractual obligations in a manner consistent with the project plan, then our costs to complete the project could increase substantially. We have occasionally had to commit unanticipated additional resources to complete projects, and we may have to take similar action in the future. We may not be compensated for these additional costs or the commitment of these additional resources, which would negatively impact our operating results.

Our failure to meet client expectations or deliver error-free services could result in losses and negative publicity.

   Many of our engagements involve information technology solutions that are critical to our clients' businesses. Any defects or errors in these solutions or failure to meet clients' specifications or expectations could result in:

  . delayed or lost revenues due to adverse client reaction;

  . requirements to provide additional services to a client at no charge;

  . negative publicity about us and our services, which could adversely affect our ability to attract or retain clients; and

  . claims for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by our insurance policies and which may not be limited by the contractual terms of our engagement.

The Internet professional services market is highly competitive and has low barriers to entry. If we cannot effectively compete, our revenues may decline.

   The Internet professional services market is relatively new and highly competitive. Our competitors include a wide variety of Internet-focused professional service firms, management consulting companies, traditional information technology service firms, systems integration firms and internal IT departments of our prospective clients. Additionally, there are relatively low barriers to entry into the Internet professional services market. Current or future competitors may develop or offer services that are comparable or superior to ours at a lower price, which could significantly decrease our revenues.

We may undertake additional acquisitions which may affect our ability to manage and maintain our business and may be difficult to integrate into our business.

   Since our inception, we have acquired a number of businesses, including OSIX. In the future, we may undertake additional acquisitions of professional service firms that provide Internet consulting or Internet software application design and implementation services or other businesses that complement our existing operations. Such acquisitions, including that of OSIX, could involve a number of risks, including:

  . the diversion of the attention of management and other key personnel;

  . inability to effectively integrate the acquired business into our culture, client delivery methodology and other standards, controls, procedures and policies;

  . inability to retain the management, key personnel and other employees of the acquired business;

  . inability to retain the acquired company's customers;

  . client satisfaction problems with the acquired business that could affect our reputation; and

  . the amortization of goodwill, which may adversely affect our reported results of operations.

   In addition, any acquired business, including OSIX, could significantly underperform relative to our expectations.

We face increased risks in conducting business abroad which may damage our business results.

   We are a multi-national corporation with offices and subsidiaries around the world. We face certain risks in doing business abroad that we do not face domestically. Among the international risks we believe are most likely to affect us are:

  . costs and difficulties in staffing and managing international operations;

  . unexpected changes in and complexity of regulatory requirements;

  . increased tariffs and other trade barriers;

  . difficulties in enforcing contractual and intellectual property rights;

  . longer payment cycles;

  . local political and economic conditions;

  . potentially adverse tax consequences, including restrictions on repatriating earnings and the threat of "double taxation"; and

  . currency issues, including fluctuations in current exchange rates and the adoption of the Euro by many countries of the European Union.

We may not be able to protect our contractual rights, which may adversely affect our business.

   We generally enter into contractual relationships with our employees that protect our confidential information, and impose non-solicitation obligations on those employees. In the event that our trade secrets or other proprietary information are misappropriated, our business could be seriously harmed. In addition, we may not be able to detect unauthorized use of our intellectual property and take appropriate steps to enforce our rights. In the event we are unable to enforce these contractual obligations, our business could be adversely affected.

   As a result of the foregoing and other factors, we have and may continue to experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect our business, financial condition, operating results and stock price.

Antitakeover defenses that we have in place could delay or prevent an acquisition and could adversely affect the price of our common stock because purchasers cannot acquire a controlling interest.

   There are certain protections that apply to us that could delay, defer or prevent an acquisition or change of control of us or otherwise adversely affect the price of our common stock. These provisions may deprive you of the opportunity to sell your shares at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the market price of our common stock.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of shares by the selling stockholder. See "Selling Stockholder" and "Plan of Distribution" described below.

                              SELLING STOCKHOLDER

   The following table sets forth, as of the date of the prospectus, the number and percentage of shares of our common stock beneficially owned by the selling stockholder prior to this offering and the maximum number of shares the selling stockholder, its transferees, distributees, pledgees, donees or other successors in interest may offer and sell pursuant to this prospectus. Since the selling stockholder may sell all, some or none of its shares, we cannot estimate the actual number of shares of our common stock that will be sold by the selling stockholder or the aggregate number or percentage of shares of our common stock that the selling stockholder will own upon completion of this offering. See "Plan of Distribution."

   The shares of our common stock offered under this prospectus may be offered from time to time by and for the account of the selling stockholder.

                                                       Number and
                                                       Percentage
                                                       of Shares      Number of
                                                      Beneficially      Shares
                                                     Owned Prior to    Offered
                                                      Offering(1)      Pursuant
                                                   ------------------  to this
   Selling Shareholder                             Number  Percent(2) Prospectus
   -------------------                             ------- ---------- ----------
   O7G Pty Ltd (f/k/a OSIX Pty Ltd)(3)............ 277,527      *      277,527

--------
*  Less than 1%.
(1) O7G Pty Ltd has sole voting and investment power with respect to all shares shown as beneficially owned by it. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to shares.
(2) Based upon 63,492,793 shares of our common stock outstanding as of November 30, 2000.
(3) Pursuant to the terms of the Acquisition Agreement, OSIX Pty Ltd changed its name to O7G Pty Ltd.

   All of the shares offered hereby were issued to the selling stockholder in connection with the Acquisition, as described herein under section entitled "Recent Developments".

   The selling stockholder represented to us that it was acquiring its shares of our common stock in the Acquisition without any present intention of effecting a distribution of those shares. In recognition of the fact, however, that the selling stockholder may desire the ability to sell those shares of our common stock it owns when it considers appropriate, in connection with the Acquisition, we agreed to file a registration statement with the Securities and Exchange Commission to permit the public sale of the shares. We currently intend to use our reasonable efforts to keep the registration statement effective until the earlier of two years from the effective date of the registration statement and such time as all shares to be registered hereunder are sold by the selling stockholder. We will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective during such period.

                              PLAN OF DISTRIBUTION

   The shares of our common stock offered hereby may be sold from time to time by the selling stockholder for its own account. We will receive none of the proceeds from the sale of the shares by the selling stockholder. The selling stockholder will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

   The distribution of the shares by the selling stockholder is not currently subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling stockholder or its transferees, distributees, pledgees, donees, or other successors in interest from time to time. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the Nasdaq National Market, or on any exchange on which the shares may then be listed. The shares may be sold by one or more of the following:

  . one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling stockholder as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  . in negotiated transactions; and

  . through other means.

   The selling stockholder may effect these transactions by selling shares to or through broker-dealers, and the broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the selling stockholders and/or the purchasers of the shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These brokers or dealers, or the participating brokers or dealers, and the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with these sales, and any commissions received by the broker-dealers may be deemed to be underwriting compensation.

   We have informed the selling stockholder that the antimanipulation rules under the Securities Exchange Act of 1934 (including, without limitation, Rule 10b-5 and Regulation M--Rule 102) may apply to sales in the market and we will furnish the selling stockholder upon request with a copy of these Rules. We will also inform the selling stockholder of the need for delivery of copies of this prospectus.

   Any shares of our common stock covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

   We agreed to file a registration statement to register the resale of the shares and we currently intend to use our reasonable efforts to maintain the effectiveness of the registration statement until the earlier of two years from the effective date of this registration statement and the date on which no shares originally held by the selling stockholder remain unsold.

   The selling stockholder is not restricted as to the price or prices at which it may sell its shares. Sales of the shares at less than the market price may depress the market price of our common stock. The selling stockholder is not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

   Chasemellon Shareholder Services, LLC, 11 Founders Plaza, 11th Floor, East Hartford, CT 06108 is the transfer agent for our common stock.

                                 LEGAL MATTERS

   The validity of the shares of our common stock offered hereby will be passed upon for Cambridge by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

   The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the affairs of Cambridge have not changed since the date hereof. In this prospectus, references to "Cambridge Technology Partners (Massachusetts), Inc.," "Cambridge," "we," "our" and "us" refer to Cambridge Technology Partners (Massachusetts), Inc.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   3
Cambridge..................................................................   4
Recent Developments........................................................   4
Risk Factors...............................................................   5
Use of Proceeds............................................................  10
Selling Stockholder........................................................  10
Plan of Distribution.......................................................  11
Legal Matters..............................................................  12
Experts....................................................................  12

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                                277,527 Shares

                         Cambridge Technology Partners
                             (Massachusetts), Inc.

                                277,527 Shares

                                 Common Stock

                               ----------------

                                  PROSPECTUS

                               ----------------


                               December  , 2000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

   SEC Registration Fee............................................... $    183
   Legal fees and expenses............................................ $ 10,000
   Accounting fees and expenses....................................... $  1,000
   Miscellaneous...................................................... $  1,000
                                                                       --------
     Total............................................................ $ 12,183
                                                                       ========

   We will bear all expenses shown above. The selling stockholder will bear all underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares sold pursuant to this prospectus.

Item 15. Indemnification of Directors and Officers.

   The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation, as amended, of Cambridge provide for indemnification of Cambridge's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Cambridge, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to Cambridge's Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-21040). Cambridge maintains directors' and officers' liability insurance to insure the directors and certain officers of Cambridge against certain liabilities and certain expenses in connection therewith which arise out of or in connection with their capacities as such.

Item 16. Exhibits.

  4.1 Amended and Restated Certificate of Incorporation of Cambridge, as amended (filed as Exhibit 3.1 to Cambridge's Quarterly Report on Form 10-
      Q for the quarter ended June 30, 1998, File No. 0-21040)

  4.2 Amended and Restated Bylaws of Cambridge (filed as Exhibit 3.2 to
      Cambridge's Registration Statement on Form S-1, File No. 33-56338)

  4.3 Specimen Stock certificate representing the Common Stock of Cambridge
      (filed as Exhibit 4.1 to Cambridge's Registration Statement on Form S-1,
      File No. 33-56338)

  4.4 Rights Agreement, dated as of June 23, 1997, by and between Cambridge
      Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder
      Services, LLC, as Rights Agent (filed as Exhibit 4.1 to Cambridge's
      Registration Statement on Form 8-A/A (Amendment No. 1) filed on September
      30, 1998, File No. 0-21040)

  4.5 Amendment No. 1 to the Rights Agreement, dated as of September 30, 1998, by and between Cambridge Technology Partners (Massachusetts), Inc. and
       ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit
       4.2 to Cambridge's Registration Statement on Form 8-A/A (Amendment No.
       1) filed on September 30, 1998, File No. 0-21040)

  5.1* Opinion of Testa, Hurwitz & Thibeault, LLP

 23.1* Consent of PricewaterhouseCoopers LLP

 23.2* Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

 24.1* Power of attorney (included on signature page)

--------
*Filed herewith.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and Commonwealth of Massachusetts on December 5, 2000.

                                          Cambridge Technology Partners
                                          (Massachusetts), Inc.

                                                 /s/ John J. Gavin, Jr.
                                          By: _________________________________
                                                     John J. Gavin, Jr.
                                              Senior Vice President and Chief
                                                     Financial Officer

                               POWER OF ATTORNEY

   We, the undersigned officers and directors of Cambridge Technology Partners (Massachusetts), Inc., hereby severally constitute and appoint Jack L. Messman, John J. Gavin, Jr. and Joseph A. LaSala, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Cambridge Technology Partners (Massachusetts), Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                         Title(s)                 Date
              ---------                         --------                 ----

       /s/ Jack L. Messman             Chief Executive Officer,    December 5, 2000
______________________________________  President and Director
           Jack L. Messman              (Principal Executive
                                        Officer)

      /s/ John J. Gavin, Jr.           Senior Vice President,      December 5, 2000
______________________________________  Chief Financial Officer
          John J. Gavin, Jr.            and Treasurer (Principal
                                        Financial Officer)

     /s/ Thomas G. Mackiewicz          Vice President, Controller  December 5, 2000
______________________________________  and Chief Accounting
         Thomas G. Mackiewicz           Officer (Principal
                                        Accounting Officer)

       /s/ Warren V. Musser            Director                    December 5, 2000
______________________________________
           Warren V. Musser

     /s/ Robert E. Keith, Jr.          Director                    November 29, 2000
______________________________________
         Robert E. Keith, Jr.

     /s/ John W. Poduska, Sr.          Director                    December 5, 2000
______________________________________
         John W. Poduska, Sr.

        /s/ James I. Cash, Jr.         Director                    December 5, 2000
______________________________________
          James I. Cash, Jr.

    /s/ James D. Robinson III          Director                    December 5, 2000
______________________________________
        James D. Robinson III

                                 EXHIBIT INDEX

 Exhibit
   No.                           Description of Exhibit
 -------                         ----------------------
  4.1    Amended and Restated Certificate of Incorporation of Cambridge, as
         amended (filed as Exhibit 3.1 to Cambridge's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998, File No. 0-21040)

  4.2    Amended and Restated Bylaws of Cambridge (filed as Exhibit 3.2 to
         Cambridge's Registration Statement on Form S-1, File No. 33-56338)

  4.3    Specimen Stock certificate representing the Common Stock of Cambridge
         (filed as Exhibit 4.1 to Cambridge's Registration Statement on Form S-
         1, File No. 33-56338)

  4.4    Rights Agreement, dated as of June 23, 1997, by and between Cambridge
         Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder
         Services, LLC, as Rights Agent (filed as Exhibit 4.1 to Cambridge's
         Registration Statement on Form 8-A/A (Amendment No. 1) filed on
         September 30, 1998, File No. 0-21040)

  4.5    Amendment No. 1 to the Rights Agreement, dated as of September 30,
         1998, by and between Cambridge Technology Partners (Massachusetts),
         Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.2 to Cambridge's Registration Statement on Form 8-A/A
         (Amendment No. 1) filed on September 30, 1998, File No. 0-21040)

  5.1*   Opinion of Testa, Hurwitz & Thibeault, LLP

 23.1*   Consent of PricewaterhouseCoopers, LLP

 23.2*   Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

 24.1*   Power of attorney (included on signature page)

--------
 * Filed herewith.